Exhibit 99.1
News Release

Hi-Crush Partners LP Announces Acquisition of Permian Basin Sand, Acquisition of Whitehall Facility and Remaining Interest in Augusta Facility

•	Acquiring Permian Basin Sand; strategic purchase of 55.5 million tons of reserves in the Permian

•	Acquiring Whitehall facility from Sponsor; drop down of 2.86 million tons per year Northern White facility

•	Acquiring remaining 2 percent additional interest in the Augusta facility from Sponsor

Houston, Texas, February 23, 2017 - Hi-Crush Partners LP (NYSE: HCLP), “Hi-Crush” or the “Partnership”, today announced that it has entered into a series of purchase agreements, including the acquisition of Permian Basin Sand Company, LLC (“Permian Basin Sand”) from a third-party, the acquisition of the Whitehall facility from Hi-Crush Proppants LLC, the sponsor (“Hi-Crush Proppants”), the acquisition of the remaining 2% additional interest in Hi-Crush Augusta LLC (“Augusta”) from Hi-Crush Proppants and additional properties located near the Whitehall facility. Total consideration for these acquisitions is $415 million, exclusive of contingent earnout consideration associated with the Whitehall transaction.

“Today marks another milestone in the continued evolution of Hi-Crush,” said Robert E. Rasmus, Chief Executive Officer of Hi-Crush. “Together, these acquisitions allow us to fully and efficiently service the evolving dynamics of the industry. These highly accretive transactions transform our production mix and significantly enhance our cash flow in the near-term and over the long-term. During the second half of 2017, we expect to operate 13.4 million tons of low-cost production across sand grades and types, which coupled with our industry-leading logistics network and last-mile capabilities, provides for the long-term success of Hi-Crush and our stakeholders.”

Acquisition of Permian Basin Sand Company

The Partnership has entered into a definitive agreement to acquire Permian Basin Sand, which owns a 1,226-acre frac sand reserve consisting of more than 55 million tons of 100 mesh frac sand. The acquisition of Permian Basin Sand also includes certain rights to purchase additional acreage of reserves. Permian Basin Sand is strategically positioned in the heart of the Permian Basin, located within 75 miles of significant Delaware and Midland Basin activity. Under the terms of the agreement, Hi-Crush will acquire Permian Basin Sand for total consideration of $275 million, of which up to $75 million may be paid in the form of newly issued common units to the seller. The Permian Basin Sand acquisition is expected to be completed in March 2017, subject to customary closing conditions.

Hi-Crush intends to construct an on-site processing plant capable of producing 3 million tons per year. Total cost for construction of the Permian Basin production facility is expected to be in the range of $45 million to $50 million, with an in-service date planned during the third or early fourth quarter of 2017.

“In our largest acquisition to date, the Permian Basin Sand purchase transforms Hi-Crush by establishing a presence in the regional sand market, while supplementing and amplifying our ability to deliver sand at the lowest cost directly to the well site,” said Mr. Rasmus. “As we continue to execute our strategy, we’re evolving our production mix and growing our portfolio with the addition of one-of-a-kind, high-quality reserves. Location is critical, and nobody will be closer or better positioned to efficiently serve the Permian Basin. Further, with the ability to design and construct a state-of-the-art, purpose-built production facility, we are able to make this facility uniquely Hi-Crush, while maintaining our low-cost strategy and commitment to quality service.”

Acquisition of Whitehall Facility and Remaining Interest in Augusta from Sponsor

The Partnership and Hi-Crush Augusta Acquisition Co. LLC, a wholly owned subsidiary of the Partnership (“Acquisition Co.”), has entered into a contribution agreement with Hi-Crush Proppants to acquire Hi-Crush Whitehall LLC (“Whitehall”), the entity that owns Hi-Crush Proppants' raw frac sand processing facility located in Whitehall, Wisconsin. The Whitehall facility has 80.7 million tons of proven recoverable Northern White frac sand reserves on 1,447-acres, with an annual processing capacity of approximately 2.86 million tons of frac sand per year. At the closing of the acquisition, Acquisition Co. will own all of Whitehall's membership interests. In addition, Acquisition Co. will acquire the remaining 2% ownership interest in Augusta from Proppants and additional properties located near the Whitehall facility (together the “Whitehall Acquisition”). The Partnership currently owns a 98% interest in the Augusta facility, and the acquisition of the remaining 2% ownership interest will increase the Partnership’s ownership share of the Augusta facility to 100%.

Total consideration for the Whitehall Acquisition is comprised of $140 million in cash and an agreement to pay contingent earnout consideration to Proppants over a two-year period. The Whitehall Acquisition is expected to close in March 2017, subject to regulatory approvals and other closing conditions.

“Given the growth in demand we’re seeing across our business, we expect to re-start the Whitehall facility in March or early April 2017. Combined with the completion of construction of the Permian Basin plant in the second half of 2017, our ability to deliver the grades and quantities of sand demanded by our customers is greatly enhanced,” continued Mr. Rasmus. “Upon completion of these acquisitions, we will have consolidated all production assets from our sponsor into the Partnership. This further simplifies our structure and maximizes the Partnership’s participation in the recovery.”

Advisors

Lazard Frères & Co. LLC acted as financial advisor to Proppants. Evercore Partners L.L.C. advised the Conflicts Committee, comprised entirely of independent directors of the Board of Directors of the general partner of the Partnership, which unanimously approved the transaction.

About Hi-Crush

Hi-Crush is an integrated producer, transporter, marketer and distributor of high-quality monocrystalline sand, a specialized mineral that is used as a proppant to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Our reserves, which are located in Wisconsin, consist of "Northern White" sand, a resource that exists predominately in Wisconsin and limited portions of the upper Midwest region of the United States. Hi-Crush owns and operates a portfolio of sand facilities with onsite wet and dry plant assets, including direct access to major U.S. railroads for distribution to in-basin terminals. We own and operate a network of strategically located terminals and an integrated distribution system throughout North America, including our PropStreamTM integrated logistics solution, which delivers proppant into the blender at the well site. For more information, visit www.hicrush.com.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the SEC, including those described under 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2016. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; failure to close the Permian Basin Sand and Whitehall acquisitions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:
Investor Relations
ir@hicrush.com
(713) 980-6270

Marc Silverberg, ICR
marc.silverberg@icrinc.com
(646) 277-1293